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                                                                    EXHIBIT 99.2

                           ARV Assisted Living, Inc.

                          Purchase of Shorehaven Manor

          Pro Forma Estimates of Cash Flow and Federal Taxable Income

                      For the Year Ended December 31, 1995

The following unaudited pro forma estimates present the cash flow and the Federal Taxable Income of Shorehaven Manor for the year ended December 31, 1995 as if Shorehaven had been acquired on January 1, 1995. The pro forma does not purport to represent operations of ARV as a whole nor does it purport to represent actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes, which should be read in conjunction herewith.

Estimate of Cash Flow:
    Historical Operating Income                             $1,124,944
        Less:  Property Taxes                                 (339,924)
                                                            ----------
               Pro Forma Estimate of Cash Flow                 785,020

Estimate of Federal Taxable Income:
    Pro Forma Estimate of Cash Flow                            785,020
        Less: Estimated Depreciation & Amortization
              Expense (Federal Income Tax Basis)              (272,143)
                                                            ----------
              Pro Forma Estimate of Federal Taxable Income  $  512,877
                                                            ==========



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